Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Victor R. Santoro
	President and CEO	Executive Vice President and CFO
	10250 Constellation Boulevard, Suite 1640	10250 Constellation Boulevard, Suite 1640
	Los Angeles, CA 90067	Los Angeles, CA 90067
Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	January 22, 2015

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FOURTH QUARTER AND CALENDAR YEAR 2014

Fourth Quarter of 2014 Highlights

•                  Net Earnings of $71.0 Million, or $0.69 Per Diluted Share; Adjusted Net Earnings of $68.2 Million, or $0.66 Per Diluted Share

•                  Core Net Interest Margin at 5.52%

•                  $307.5 Million of Loan and Lease Growth in the Quarter Driven by $950.4 Million of Production

•                  Demand Deposits Increased $88.9 Million in the Quarter and are 25% of Total Deposits

•                  Core Deposits Increased $128.6 Million in the Quarter and are 52% of Total Deposits

Calendar Year 2014 Highlights

•                  Net Earnings of $168.9 Million, or $1.92 Per Diluted Share; Adjusted Net Earnings of $220.4 Million, or $2.50 Per Diluted Share

•                  Core Net Interest Margin at 5.60%

•                  $684.0 Million of Organic Loan and Lease Growth in the Year Driven by $3.0 Billion of Production

•                  Demand Deposits Increased $612.9 Million

•                  Organic Core Deposit Growth of $700.3 Million

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the fourth quarter of 2014 of $71.0 million, or $0.69 per diluted share, compared to net earnings for the third quarter of 2014 of $62.3 million, or $0.60 per diluted share.  Net earnings for calendar year 2014 are $168.9 million, or $1.92 per diluted share, compared to net earnings of $45.1 million for calendar year 2013, or $1.08 per diluted share.  The significant increase in annual net earnings is largely the result of the CapitalSource merger that closed on April 7, 2014.

When certain income and expense items described below are excluded, adjusted net earnings are $68.2 million, or $0.66 per diluted share, for the fourth quarter of 2014 and $67.2 million, or $0.65 per diluted share, for the third quarter of 2014.  Adjusted net earnings are $220.4 million, or $2.50 per diluted share, for calendar year 2014 and $77.5 million, or $1.86 per diluted share, for calendar year 2013.

Matt Wagner, President and CEO, commented, “2014 was truly a transformative year for the Company with the completion of the CapitalSource merger on April 7. We more than doubled our asset size and combined a national lending platform with our California-based deposit franchise. Our teams originated $3.0 billion of loans and leases in 2014 and increased core deposits by $700 million, of which $265 million are new accounts from CapitalSource division borrowers. Our 2014 net earnings almost quadrupled to $168.9 million from $45.1 million in 2013, and our adjusted net earnings for 2014 almost tripled to $220.4 million from $77.5 million in 2013. These strong operating results allowed us to distribute more than $114 million of cash dividends to our stockholders in 2014, with last quarter’s regular cash dividend being increased 100% to $0.50 per share.”

Mr. Wagner continued, “Our loan and lease portfolio has been diversified along product and geographical lines, and overall credit quality has improved as demonstrated by a 1.09% nonperforming asset ratio and a 92% coverage ratio on nonaccruals. The Company’s capital position remains quite strong, with tangible capital at 12.2%. We steadily improved tangible book value per share, which increased $4.44 per share during the year and reached $17.17 per share at year end. Overall, the Company and the Bank are well positioned for continued success.”

Vic Santoro, Executive Vice President and CFO, stated “Our fourth quarter results are equally as good as those for the full year. Reported and adjusted net earnings of $71.0 million and $68.2 million resulted in returns on tangible equity of 16.0% and 15.4%. Our core net interest margin remains quite strong at 5.52%, and our NIM, when adjusted for all the effects of purchase accounting, increased to 5.10% in the fourth quarter. We continue to closely control operating expenses as shown by the adjusted efficiency ratio, which declined to 42.3% in the fourth quarter. Our focus in 2015 will continue to be on loan and lease growth, core deposit growth and expense control.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended			At or For the Year Ended
	December 31,	September 30,		December 31,
	2014	2014	Change	2014	2013	Change
	(Dollars in thousands, except per share data)
Financial Highlights: (1)
Total Assets	$16,234,800	$15,938,345	$296,455	$16,234,800	$6,533,363	$9,701,437
Loans and Leases, Net of Deferred Fees	$11,882,432	$11,574,885	$307,547	$11,882,432	$4,312,352	$7,570,080
Total Deposits	$11,755,128	$11,523,437	$231,691	$11,755,128	$5,280,987	$6,474,141

Net Earnings	$70,999	$62,271	$8,728	$168,905	$45,115	$123,790
Diluted Earnings Per Share	$0.69	$0.60	$0.09	$1.92	$1.08	$0.84
Annualized Return on Average Assets	1.77%	1.57%	0.20	1.27%	0.74%	0.53

Adjusted Net Earnings (2)	$68,200	$67,235	$965	$220,403	$77,466	$142,937
Adjusted Diluted Earnings Per Share (2)	$0.66	$0.65	$0.01	$2.50	$1.86	$0.64
Annualized Adjusted Return on Average Assets (2)	1.70%	1.70%	—	1.65%	1.27%	0.38
Annualized Return on Average Tangible Equity (2)	16.00%	14.36%	1.64	11.88%	8.25%	3.63
Annualized Adjusted Return on Average Tangible Equity (2)	15.37%	15.50%	(0.13)	15.51%	14.17%	1.34

Noninterest-Bearing Deposits as Percentage of Total Deposits	25%	25%	—	25%	44%	(19)
Core Deposits as a Percentage of Total Deposits	52%	52%	—	52%	88%	(36)
Tangible Common Equity Ratio (2)	12.20%	12.24%	(0.04)	12.20%	9.24%	2.96
Tangible Book Value Per Share (2)	$17.17	$16.86	$0.31	$17.17	$12.73	$4.44
Net Interest Margin	5.86%	5.78%	0.08	5.95%	5.37%	0.58
Core Net Interest Margin (2)	5.52%	5.64%	(0.12)	5.60%	5.29%	0.31
Efficiency Ratio	44.5%	46.6%	(2.1)	58.0%	76.4%	(18.4)
Adjusted Efficiency Ratio (2)	42.3%	43.4%	(1.1)	44.7%	60.6%	(15.9)
Annualized Operating Expense as Percentage of Average Assets	2.00%	2.09%	(0.09)	2.20%	3.13%	(0.93)

(1) Includes the acquisition of First California Financial Group, Inc. on May 31, 2013 and CapitalSource Inc. on April 7, 2014.

(2) Non-GAAP measure

ADJUSTED NET EARNINGS

In evaluating its earnings, the Company removes certain items to arrive at adjusted net earnings and adjusted diluted earnings per share, as detailed below:

		Three Months Ended			Year Ended
		December 31,	September 30,	December 31,	December 31,
		2014	2014	2013	2014	2013
		(Dollars in thousands)

Reported net earnings		$70,999	$62,271	$3,109	$168,905	$45,115
Less:	Tax benefit on discontinued operations	(47)	(3)	(240)	(1,114)	(258)
Add:	Tax expense on continuing operations	42,226	42,205	9,135	113,853	30,003
Reported pre-tax earnings		113,178	104,473	12,004	281,644	74,860
Add:	Acquisition, integration, reorganization and severance costs	7,381	5,193	16,673	101,016	40,812
Less:	FDIC loss sharing expense, net	(4,360)	(7,415)	(10,593)	(31,730)	(26,172)
	Gain on sale of loans and leases	7	973	683	601	1,791
	(Loss) gain on securities	—	—	(272)	4,841	5,359
	Covered OREO (expense) income, net	(176)	(452)	594	1,172	1,833
	Gain on sale of owned office building	—	—	—	1,570	—
Adjusted pre-tax earnings before accelerated discount accretion		125,088	116,560	38,265	406,206	132,861
Less:	Accelerated discount accretion resulting from payoffs of acquired loans	11,421	4,501	1,434	38,867	4,393
Adjusted pre-tax earnings		113,667	112,059	36,831	367,339	128,468
	Tax expense (1)	(45,467)	(44,824)	(14,622)	(146,936)	(51,002)
Adjusted net earnings		$68,200	$67,235	$22,209	$220,403	$77,466

Annualized adjusted return on average assets		1.70%	1.70%	1.33%	1.65%	1.27%

Adjusted diluted earnings per share		$0.66	$0.65	$0.49	$2.50	$1.86

(1) Effective tax rates of 40.0% in 2014 periods and 39.7% in 2013 periods.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased $6.2 million to $195.0 million for the fourth quarter of 2014 compared to $188.8 million for the third quarter of 2014 due to higher accelerated discount accretion resulting from early payoffs of acquired loans. Net interest margin (“NIM”) for the fourth quarter of 2014 was 5.86% compared to 5.78% for the third quarter of 2014, and loan yield was 6.76% compared to 6.68% for the third quarter of 2014. The increase in the NIM and loan yield are both due to higher accelerated discount accretion from early payoffs of acquired loans. Accelerated accretion resulting from early payoffs of acquired loans was $11.4 million in the fourth quarter (39 basis points on the loan and lease yield) compared to $4.5 million in the third quarter (16 basis points on the loan and lease yield), an increase of $6.9 million.

The total cost of deposits increased to 0.34% from 0.30% in the prior quarter due primarily to a lower amount of premium accretion on the time deposits acquired in the CapitalSource merger. The outflow of maturing higher-rate time deposits, and the retention of a portion of these deposits at current rates, resulted in the decline in the weighted average contractual rate of time deposits to 0.75% at December 31 from 0.80% at September 30.

Net interest margin information is presented in the following table for the periods indicated:

	Three Months Ended
	December 31,	September 30,
Net Interest Margin	2014	2014
	(In thousands)
Average Assets:
Loans and leases	$11,586,573	$11,285,689
Investment securities	1,591,839	1,584,811
Deposits in financial institutions	26,971	99,276
Average interest-earning assets	13,205,383	12,969,776
Other assets	2,687,378	2,746,763
Average total assets	$15,892,761	$15,716,539

Average Liabilities:
Interest-bearing deposits	$8,679,599	$8,778,642
Borrowings	214,053	96,711
Subordinated debentures	433,859	434,625
Average interest-bearing liabilities	9,327,511	9,309,978
Noninterest-bearing demand deposits	2,900,388	2,778,260
Other liabilities	164,571	163,182
Average total liabilties	12,392,470	12,251,420
Average stockholders’ equity	3,500,291	3,465,119
Average liabilities and stockholders’ equity	$15,892,761	$15,716,539

Average time deposits	$5,427,687	$5,680,732
Average total deposits	$11,579,987	$11,556,902
Average funding sources	$12,227,899	$12,088,238

Yield on:
Average loans and leases	6.76%	6.68%
Average investment securities	3.04%	3.09%
Average interest-earning assets	6.30%	6.19%

Cost of:
Average total deposits	0.34%	0.30%
Average time deposits	0.60%	0.51%
Average interest-bearing deposits	0.46%	0.40%
Average borrowings	0.27%	0.30%
Average subordinated debentures	4.20%	4.21%
Average interest-bearing liabilities	0.63%	0.58%
Average funding sources	0.48%	0.44%

Net interest rate spread	5.67%	5.61%
Net interest margin	5.86%	5.78%

The NIM and loan and lease yield are impacted by volatility caused by accelerated accretion of acquisition discounts resulting from early payoffs of acquired loans. The effects of this item are shown in the following table for the periods indicated:

		Three Months Ended		Three Months Ended
		December 31, 2014		September 30, 2014
			Loan and		Loan and
		NIM	Lease Yield	NIM	Lease Yield
Reported		5.86%	6.76%	5.78%	6.68%
Less:	Accelerated accretion of acquistion discounts resulting from acquired loan payoffs	(0.34)%	(0.39)%	(0.14)%	(0.16)%
Core (non-GAAP measure)		5.52%	6.37%	5.64%	6.52%

The impact on the NIM from all purchase accounting items is detailed in the table below for the period indicated:

		Three Months Ended		Three Months Ended
		December 31, 2014		September 30, 2014
			Impact on		Impact on
		Amount	NIM	Amount	NIM
		(Dollars in thousands)
Net interest income/NIM as reported		$194,983	5.86%	$188,846	5.78%
Less:	Accelerated accretion of acquisition discounts from early acquired loan payoffs	(11,421)	(0.34)%	(4,501)	(0.14)%
	Remaining accretion of Non-PCI loan acquisition discounts	(13,073)	(0.39)%	(15,072)	(0.46)%
	Amortization of TruPS discount	1,401	0.04%	1,402	0.04%
	Accretion of time deposits premium	(2,469)	(0.07)%	(5,081)	(0.16)%
		(25,562)	(0.76)%	(23,252)	(0.72)%
Net interest income/NIM excluding purchase accounting		$169,421	5.10%	$165,594	5.06%

Noninterest Income

Noninterest income decreased by $3.6 million to $12.7 million for the fourth quarter of 2014 compared to $16.3 million for the third quarter of 2014 due mostly to lower other commissions and fees, lower dividends and gains on equity investments and lower foreign currency translation net gains, offset by lower FDIC loss sharing expense.  The decrease in other commissions and fees is due to lower prepayment fees and other loan-related fees. Dividends and gains on equity investments and foreign currency translation net gains tend to fluctuate from period to period based upon dividends received, sales of equity investments and the movement of the U.S. Dollar against various foreign currencies. FDIC loss sharing expense decreased $3.1 million due mostly to lower amortization of the FDIC loss sharing asset as one of the Bank’s loss sharing agreements reached the end of its initial indemnification period during the previous quarter.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Income	2014	2014	(Decrease)
	(In thousands)
Service charges on deposit accounts	$2,787	$2,725	$62
Other commissions and fees	4,556	6,371	(1,815)
Leased equipment income	5,382	5,615	(233)
Gain on sale of loans and leases	7	973	(966)
FDIC loss sharing expense, net	(4,360)	(7,415)	3,055
Other income:
Dividends and realized gains on equity investments	1,924	3,625	(1,701)
Foreign currency translation net gains	854	2,253	(1,399)
Income recognized on early repayment of leases	294	510	(216)
Other	1,259	1,657	(398)
Total noninterest income	$12,703	$16,314	$(3,611)

The following table presents the details of FDIC loss sharing expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
FDIC Loss Sharing Expense, Net	2014	2014	(Decrease)
	(In thousands)
Loss on FDIC loss sharing asset	$(525)	$(1,735)	$1,210
FDIC loss sharing asset amortization, net	(3,795)	(6,074)	2,279
Net reimbursement from FDIC for covered OREOs	63	491	(428)
Other	(103)	(97)	(6)
FDIC loss sharing expense, net	$(4,360)	$(7,415)	$3,055

Noninterest Expense

Noninterest expense decreased by $3.3 million to $92.3 million for the fourth quarter of 2014 compared to $95.6 million for the third quarter of 2014. The decrease was due mostly to lower foreclosed assets expense of $2.9 million and lower operating expenses of $2.7 million, offset by higher acquisition, integration, reorganization and severance costs of $2.2 million.  The decrease in foreclosed assets expense was mostly due to lower write-downs on existing properties.

Operating expenses decreased to $79.9 million for the fourth quarter of 2014 compared to $82.6 million for the third quarter of 2014 due to decreases in other expenses and other professional services. Other expenses decreased due to lower loan-related expenses related to origination and work-out activities and the prior quarter included an accrual for loan-related litigation. Other professional services decreased due to lower legal and consulting expenses.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Expense	2014	2014	(Decrease)
	(In thousands)
Compensation	$45,930	$45,861	$69
Occupancy	10,745	11,188	(443)
Data processing	4,050	3,929	121
Other professional services	3,181	3,687	(506)
Insurance and assessments	3,115	3,020	95
Intangible asset amortization	1,619	1,608	11
Other expense:
Loan expense	2,365	3,711	(1,346)
Communications	1,141	1,369	(228)
Other	7,772	8,275	(503)
Total operating expense	79,918	82,648	(2,730)
Leased equipment depreciation	3,103	2,961	142
Foreclosed assets expense, net	1,938	4,827	(2,889)
Acquisition, integration, reorganization and severance costs	7,381	5,193	2,188
Total noninterest expense	$92,340	$95,629	$(3,289)

Income Taxes

Our overall effective income tax rate was 37.3% for the fourth quarter of 2014 and 40.4% for the third quarter of 2014.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Total loans and leases increased $307.5 million in the fourth quarter to $11.9 billion at December 31, 2014. The loan and lease growth in the fourth quarter represents an annualized growth rate of 11%.

The following table presents a roll forward of the loan and lease portfolio for the periods indicated:

	Three Months Ended
	December 31,	September 30,
Loan and Lease Roll Forward (1)	2014	2014
	(In thousands)
Beginning balance	$11,574,885	$11,190,105
Loans and leases originated and purchased	950,385	974,658
Existing loans and leases:
Principal repayments, net (2)	(620,799)	(535,758)
Loan and lease sales	(6,388)	(13,039)
Transfers to loans held for sale	—	(33,125)
Transfers to foreclosed assets	(9,139)	—
Charge-offs	(6,512)	(7,956)
Ending balance	$11,882,432	$11,574,885

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws) and other changes within the loan portfolio.

The following table presents a roll forward of the loan and lease portfolio by segment for the period indicated:

	Three Months Ended December 31, 2014
	Community	National
Loan and Lease Roll Forward by Segment	Banking	Lending	Total
	(In thousands)
Beginning balance	$3,482,125	$8,092,760	$11,574,885
Loans and leases originated and purchased	121,817	828,568	950,385
Existing loans and leases:
Principal repayments, net	(181,219)	(439,580)	(620,799)
Loan and lease sales	(6,246)	(142)	(6,388)
Transfers to foreclosed assets	(9,139)	—	(9,139)
Charge-offs	(6,209)	(303)	(6,512)
Ending balance	$3,401,129	$8,481,303	$11,882,432

Weighted average rate on originations	5.09%	5.76%	5.67%

The following table presents the composition of our loan and lease portfolio as of the dates indicated:

	December 31,	September 30,
Loan and Lease Portfolio	2014	2014
	(In thousands)
Real estate mortgage:
Hospitality	$570,634	$530,628
SBA	380,890	357,923
Commercial real estate	2,428,794	2,492,883
Healthcare real estate	1,030,851	1,006,164
Multi-family	774,710	811,234
Other	411,123	514,283
Total real estate mortgage	5,597,002	5,713,115
Real estate construction:
Residential	96,749	72,881
Commercial	217,297	218,389
Total real estate construction	314,046	291,270
Commercial:
Collateralized	439,567	429,011
Unsecured	131,939	127,150
Asset-based	1,794,907	1,594,488
Cash flow	2,486,411	2,341,511
Equipment finance	969,489	928,460
SBA	47,304	41,129
Total commercial	5,869,617	5,461,749
Consumer	101,767	108,751
Total loans and leases, net of deferred fees	$11,882,432	$11,574,885

Energy-Related Credit Exposure

At December 31, 2014, we had 45 outstanding loan and lease relationships totaling $288.0 million to borrowers broadly involved in the energy industry. The obligors under these loans and leases either conduct mining, quarrying, oil and gas extraction or provide industrial support services to such types of businesses. The collateral for these loans and leases primarily includes equipment, such as drilling and mining equipment and transportation vehicles, used directly and indirectly in these activities. At December 31, 2014, four of these loans totaling $6.8 million were on nonaccrual status. These loans and leases are subject to our normal review procedures and allowance for credit losses methodology.

Deposits

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31, 2014		September 30, 2014
		% of		% of
Deposit Category	Amount	Total	Amount	Total
	(Dollars in thousands)

Noninterest-bearing demand deposits	$2,931,352	25%	$2,842,488	25%
Interest checking deposits	732,196	6%	683,014	6%
Money market deposits	1,709,068	15%	1,721,563	15%
Savings deposits	762,961	6%	759,893	6%
Total core deposits	6,135,577	52%	6,006,958	52%
Brokered non-maturity deposits	120,613	1%	—	—
Total non-maturity deposits	6,256,190	53%	6,006,958	52%
Time deposits under $100,000	2,467,338	21%	2,267,013	20%
Time deposits of $100,000 and over	3,031,600	26%	3,249,466	28%
Total time deposits	5,498,938	47%	5,516,479	48%
Total deposits	$11,755,128	100%	$11,523,437	100%

At December 31, 2014, core deposits totaled $6.1 billion, or 52% of total deposits, and noninterest-bearing demand deposits, which totaled $2.9 billion, were 25% of total deposits.  Core deposits obtained from CapitalSource Division borrowers totaled $264.8 million at December 31, 2014, of which $246.1 million were noninterest-bearing.

The following table summarizes the maturities of our time deposits as of the date indicated:

	December 31, 2014
	Time Deposits	Time Deposits	Total		Estimated
	Under	$100,000	Time	Contractual	Effective
Time Deposit Maturities	$100,000	or More	Deposits	Rate	Rate
	(Dollars in thousands)

Due in three months or less	$618,024	$767,160	$1,385,184	0.70%	0.61%
Due in over three months through six months	608,290	700,199	1,308,489	0.70%	0.64%
Due in over six months through twelve months	1,007,390	1,257,397	2,264,787	0.75%	0.71%
Due in over 12 months through 24 months	176,125	248,533	424,658	1.01%	0.88%
Due in over 24 months	57,509	58,311	115,820	0.95%	0.70%
Total	$2,467,338	$3,031,600	$5,498,938	0.75%	0.69%

At September 30, 2014	$2,267,013	$3,249,466	$5,516,479	0.80%	0.69%

The remaining purchase accounting premium on acquired CapitalSource time deposits was $3.6 million at December 31, 2014 with a weighted average life of 15 months.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

We made a provision for credit losses of $2.1 million in the fourth quarter of 2014 and $5.1 million in the third quarter of 2014 in accordance with our loan methodology, which takes into consideration new loan and lease fundings, commitments to make loans and leases, and underlying credit quality trends.  The fourth quarter provision is comprised of $2.7 million for Non-PCI loans and a negative provision of $0.6 million for PCI loans.  The negative provision for PCI loans results from increases in expected cash flows on such loans, which have a net carrying value of $290.9 million at December 31.

The following tables show roll forwards of the allowance for credit losses for the third and fourth quarters:

	Three Months Ended September 30, 2014
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$65,523	$6,844	$72,367	$16,626	$88,993
Charge-offs	(7,848)	—	(7,848)	(108)	(7,956)
Recoveries	1,725	—	1,725	—	1,725
Net charge-offs	(6,123)	—	(6,123)	(108)	(6,231)
Provision (negative provision)	3,684	(931)	2,753	2,297	5,050
Ending balance	$63,084	$5,913	$68,997	$18,815	$87,812

	Three Months Ended December 31, 2014
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$63,084	$5,913	$68,997	$18,815	$87,812
Charge-offs	(1,647)	—	(1,647)	(4,865)	(6,512)
Recoveries	6,688	—	6,688	715	7,403
Net (charge-offs) recoveries	5,041	—	5,041	(4,150)	891
Provision (negative provision)	2,331	398	2,729	(666)	2,063
Ending balance	$70,456	$6,311	$76,767	$13,999	$90,766

Non-PCI loans and leases include $5.0 billion of originated loans and leases that were not obtained through acquisitions. The allowance related to these loans and leases totals $66.3 million, or 1.31% of the outstanding balance.

All acquired loans are recorded initially at their estimated fair value with such initial fair value including an estimate of credit losses. The two additional credit coverage ratios shown in the table below are presented to give an indication of overall credit risk coverage:

	December 31, 2014				September 30, 2014
	Non-PCI				Non-PCI
Credit Risk Coverage Ratios	Loans and	Allowance/		Coverage	Loans and	Allowance/		Coverage
(Excludes PCI Loans)	Leases	Discount		Ratio	Leases	Discount		Ratio
	(Dollars in thousands)

Ending balance	$11,605,056	$76,767		0.66%	$11,239,964	$68,997		0.61%
Acquired loans	(6,562,267)	(4,184	)(1)		(7,039,518)	(3,038	)(1)
Adjusted balance	$5,042,789	$72,583		1.44%	$4,200,446	$65,959		1.57%

Ending balance	$11,605,056	$76,767		0.66%	$11,239,964	$68,997		0.61%
Unamortized net discount	156,428	156,428	(2)		179,424	179,424	(2)
Adjusted balance	$11,761,484	$233,195		1.98%	$11,419,388	$248,421		2.18%

(1)         Allowance attributed to $6.6 billion and $7.0 billion of acquired Non-PCI loans at December 31, 2014 and September 30, 2014, based on the allowance calculation that includes an amount for credit deterioration on acquired loans and leases since their acquisition dates.

(2)         Unamortized net discount relates to $6.6 billion and $7.0 billion of acquired Non-PCI loans at December 31, 2014 and September 30, 2014, and is assigned specifically to those loans only.  Such discount represents the acquisition date fair value adjustment based on market, liquidity, and interest rate risk in addition to credit risk and is being accreted to interest income over the remaining life of the respective loans.

The decrease in coverage ratios results from the combination of newly originated loans being provided for at a rate lower than the current coverage ratio and normal and accelerated accretion of unamortized discount.

CREDIT QUALITY

The following table presents our Non-PCI loan and lease credit quality metrics as of the dates indicated:

	December 31,	September 30,
Non-PCI Credit Quality Metrics	2014	2014
	(Dollars in thousands)

Allowance for credit losses	$76,767	$68,997
Nonaccrual loans and leases (1)	83,621	88,948
Classified loans and leases (2)	242,611	260,986
Performing restructured loans	35,244	34,308
Net charge-offs (recoveries) (for the quarter)	(5,041)	6,123
Provision for credit losses (for the quarter)	2,729	2,753
Allowance for credit losses to loans and leases	0.66%	0.61%
Allowance for credit losses to nonaccrual loans and leases	91.8%	77.6%
Nonperforming assets to loans and leases and foreclosed assets	1.09%	1.15%
Classified loans and leases to loans and leases	2.09%	2.32%

(1) At December 31, 2014 and September 30, 2014, includes $22,899 and $24,465, respectively, of acquired loans and leases with no allowance due to fair value accounting.

(2) Classified loans and leases are those with a credit risk rating of substandard or doubtful.

The following table presents our Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases						Accruing and
	December 31, 2014			September 30, 2014			30-89 Days Past Due
			% of			% of	December 31,	September 30,
			Loan			Loan	2014	2014
	Balance		Category	Balance		Category	Balance	Balance
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$6,366		1%	$6,451		1%	$—	$—
SBA	11,141		3%	7,483		2%	3,339	529
Other	20,105		—	26,575		1%	4,769	4,014
Total real estate mortgage	37,612		1%	40,509		1%	8,108	4,543
Real estate construction:
Residential	381		—	925		1%	—	—
Commercial	1,178		1%	2,703		1%	—	1,190
Total real estate construction	1,559		1%	3,628		1%	—	1,190
Commercial:
Collateralized	5,450		1%	5,165		1%	93	—
Unsecured	639		—	226		—	69	1
Asset-based	4,574		—	5,003		—	—	—
Cash flow	15,964		1%	15,958		1%	—	—
Equipment finance	11,131		1%	12,885		1%	2,339	—
SBA	3,207		7%	2,039		5%	26	—
Total commercial	40,965		1%	41,276		1%	2,527	1
Consumer	3,485		3%	3,535		3%	50	165
Total Non-PCI loans and leases	$83,621	(1)	1%	$88,948	(1)	1%	$10,685	$5,899

(1)         Includes leases to companies involved in the energy industry of $6.8 million and $8.5 million at December 31 and September 30, 2014, respectively. There were no energy-related leases accruing and 30-89 days past due.

The following table presents our nonperforming assets as of the dates indicated:

	December 31,	September 30,
Nonperforming Assets	2014	2014
	(Dollars in thousands)

Nonaccrual Non-PCI loans and leases	$83,621	$88,948
Nonaccrual PCI Loans (1)	25,264	27,670
Total nonaccrual loans and leases	108,885	116,618
Foreclosed assets, net	43,721	40,524
Total nonperforming assets	$152,606	$157,142

Nonperforming assets to loans and leases and foreclosed assets	1.28%	1.35%

(1) Represents legacy CapitalSource borrowing relationships placed on nonaccrual status as of the acquisition date.

PCI loans, regardless of the underlying payment status of the borrower, are generally considered accruing and performing when reasonably estimable cash flows support the carrying amount of the loans. As of December 31, 2014, there are $25.3 million of PCI loans on nonaccrual status and included in the table above as the timing and amount of future cash flows is not reasonably estimable.

ABOUT PACWEST BANCORP

PacWest Bancorp is a bank holding company with over $16 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 80 full-service branches located throughout the state of California, Pacific Western provides commercial banking services, including real estate, construction, and commercial loans, to small and medium-sized businesses. Its CapitalSource and Community Banking divisions, and its subsidiary CapitalSource Business Finance Group (formerly known as BFI Business Finance), deliver the full spectrum of financing solutions nationwide across numerous industries and property types. For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our loan and lease portfolio growth and production, deposit growth, and operating expenses. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation:

•                  changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services;

•                  legislative or regulatory requirements or changes adversely affected the Company’s business, including an increase to capital requirements;

•                  loan repayments higher than expected;

•                  reduced demand for our services due to strategic or regulatory reasons;

•                  our inability to grow deposits and access wholesale funding sources;

•                  higher than anticipated increases in operating expenses;

•                  increased litigation;

•                  higher asset workout or loan servicing expenses;

•                  higher compensation costs and professional fees to retain and/or incent employees; and

•                  other risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	September 30,	December 31,
	2014	2014	2013
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$164,757	$145,463	$96,424
Interest-earning deposits in financial institutions	148,469	115,399	50,998
Total cash and cash equivalents	313,226	260,862	147,422

Securities available-for-sale, at estimated fair value	1,567,177	1,539,681	1,494,745
Federal Home Loan Bank stock, at cost	40,609	45,602	27,939
Total investment securities	1,607,786	1,585,283	1,522,684

Non-PCI loans and leases	11,613,832	11,239,964	3,930,539
PCI loans	290,852	351,431	382,796
Total gross loans and leases	11,904,684	11,591,395	4,313,335
Deferred fees and costs	(22,252)	(16,510)	(983)
Total loans and leases, net of deferred fees	11,882,432	11,574,885	4,312,352
Allowance for loan and lease losses	(84,455)	(81,899)	(82,034)
Total loans and leases, net	11,797,977	11,492,986	4,230,318

Equipment leased to others under operating leases	122,506	125,119	—
Premises and equipment, net	36,551	38,368	32,435
Foreclosed assets, net	43,721	40,524	55,891
FDIC loss sharing asset	18,734	22,977	45,524
Deferred tax asset, net	284,411	331,176	79,636
Goodwill	1,720,479	1,722,129	208,743
Core deposit and customer relationship intangibles, net	17,204	18,822	17,248
Other assets	272,205	300,099	193,462
Total assets	$16,234,800	$15,938,345	$6,533,363

LIABILITIES:
Noninterest-bearing deposits	$2,931,352	$2,842,488	$2,318,446
Interest-bearing deposits	8,823,776	8,680,949	2,962,541
Total deposits	11,755,128	11,523,437	5,280,987
Borrowings	383,402	363,672	113,726
Subordinated debentures	433,583	433,545	132,645
Accrued interest payable and other liabilities	156,262	139,445	196,912
Total liabilities	12,728,375	12,460,099	5,724,270

STOCKHOLDERS’ EQUITY (1)	3,506,425	3,478,246	809,093
Total liabilities and shareholders’ equity	$16,234,800	$15,938,345	$6,533,363

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$26,380	$20,821	$(3,347)

Book value per share	$34.04	$33.76	$17.66
Tangible book value per share	$17.17	$16.86	$12.73

Shares outstanding (includes unvested restricted shares of 1,108,505 at December 31, 2014, 1,115,550 at September 30, 2014 and 1,216,524 at December 31, 2013)	103,022,017	103,027,830	45,822,834

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$197,472	$189,961	$73,352	$657,097	$272,726
Investment securities	12,205	12,331	10,422	47,345	36,923
Deposits in financial institutions	19	64	82	333	265
Total interest income	209,696	202,356	83,856	704,775	309,914

Interest expense:
Deposits	9,972	8,822	1,450	27,332	7,868
Borrowings	144	74	86	496	537
Subordinated debentures	4,597	4,614	1,062	14,570	3,796
Total interest expense	14,713	13,510	2,598	42,398	12,201

Net interest income	194,983	188,846	81,258	662,377	297,713
Provision (negative provision) for credit losses	2,063	5,050	(1,338)	11,499	(4,210)
Net interest income after provision for credit losses	192,920	183,796	82,596	650,878	301,923

Noninterest income:
Service charges on deposit accounts	2,787	2,725	3,197	11,233	11,765
Other commissions and fees	4,556	6,371	2,125	18,602	8,416
Leased equipment income	5,382	5,615	—	16,669	—
Gain on sale of loans and leases	7	973	683	601	1,791
(Loss) gain on securities	—	—	(272)	4,841	5,359
FDIC loss sharing expense, net	(4,360)	(7,415)	(10,593)	(31,730)	(26,172)
Other income	4,331	8,045	934	21,971	3,085
Total noninterest income	12,703	16,314	(3,926)	42,187	4,244

Noninterest expense:
Compensation	45,930	45,861	27,697	165,499	107,067
Occupancy	10,745	11,188	7,553	40,606	29,459
Data processing	4,050	3,929	2,216	14,618	9,494
Other professional services	3,181	3,687	1,770	11,234	6,754
Insurance and assessments	3,115	3,020	1,572	10,907	5,596
Intangible asset amortization	1,619	1,608	1,430	6,268	5,402
Other expenses	11,278	13,355	7,746	44,036	27,606
Total operating expense	79,918	82,648	49,984	293,168	191,378
Leased equipment depreciation	3,103	2,961	—	9,159	—
Foreclosed assets expense (income), net	1,938	4,827	(569)	5,401	(1,503)
Acquisition, integration, reorganization and severance costs	7,381	5,193	16,673	101,016	40,812
Total noninterest expense	92,340	95,629	66,088	408,744	230,687

Earnings from continuing operations before taxes	113,283	104,481	12,582	284,321	75,480
Income tax expense	(42,226)	(42,205)	(9,135)	(113,853)	(30,003)
Net earnings from continuing operations	71,057	62,276	3,447	170,468	45,477

Loss from discontinued operations before taxes	(105)	(8)	(578)	(2,677)	(620)
Income tax benefit	47	3	240	1,114	258
Net loss from discontinued operations	(58)	(5)	(338)	(1,563)	(362)

Net earnings	$70,999	$62,271	$3,109	$168,905	$45,115

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.69	$0.60	$0.07	$1.94	$1.09
Net earnings	$0.69	$0.60	$0.06	$1.92	$1.08

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
PCI loans	$311,061	$11,247	14.34%	$363,049	$13,490	14.74%	$384,727	$12,754	13.15%
Non-PCI loans and leases	11,275,512	186,225	6.55%	10,922,640	176,471	6.41%	3,916,650	60,598	6.14%
Total loans and leases	11,586,573	197,472	6.76%	11,285,689	189,961	6.68%	4,301,377	73,352	6.77%
Investment securities (1)	1,591,839	12,205	3.04%	1,584,811	12,331	3.09%	1,531,335	10,422	2.70%
Deposits in financial institutions	26,971	19	0.28%	99,276	64	0.26%	129,716	82	0.25%
Total interest-earning assets	13,205,383	209,696	6.30%	12,969,776	202,356	6.19%	5,962,428	83,856	5.58%
Other assets	2,687,378			2,746,763			670,302
Total assets	$15,892,761			$15,716,539			$6,632,730

Liabilities and Stockholders’ Equity:
Interest checking	$702,498	194	0.11%	$605,288	86	0.06%	$627,256	83	0.05%
Money market	1,788,341	932	0.21%	1,733,445	908	0.21%	1,512,369	654	0.17%
Savings	761,073	572	0.30%	759,177	575	0.30%	220,331	14	0.03%
Time	5,427,687	8,274	0.60%	5,680,732	7,253	0.51%	694,924	699	0.40%
Total interest-bearing deposits	8,679,599	9,972	0.46%	8,778,642	8,822	0.40%	3,054,880	1,450	0.19%
Borrowings	214,053	144	0.27%	96,711	74	0.30%	9,861	86	3.46%
Subordinated debentures	433,859	4,597	4.20%	434,625	4,614	4.21%	132,560	1,062	3.18%
Total interest-bearing liabilities	9,327,511	14,713	0.63%	9,309,978	13,510	0.58%	3,197,301	2,598	0.32%
Noninterest-bearing demand deposits	2,900,388			2,778,260			2,397,642
Other liabilities	164,571			163,182			218,852
Total liabilities	12,392,470			12,251,420			5,813,795
Stockholders’ equity	3,500,291			3,465,119			818,935
Total liabilities and stockholders’ equity	$15,892,761			$15,716,539			$6,632,730
Net interest income		$194,983			$188,846			$81,258
Net interest spread			5.67%			5.61%			5.26%
Net interest margin			5.86%			5.78%			5.41%

Total deposits (2)	$11,579,987	$9,972	0.34%	$11,556,902	$8,822	0.30%	$5,452,522	$1,450	0.11%
Funding sources (3)	$12,227,899	$14,713	0.48%	$12,088,238	$13,510	0.44%	$5,594,943	$2,598	0.18%

(1) The tax equivalent yield on investment securities was 3.45%, 3.47%, and 3.14% for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013.

(2) Total deposits is the sum of interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(3) Funding sources is the sum of interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$164,757	$145,463	$243,583	$113,508	$96,424
Interest-earning deposits in financial institutions	148,469	115,399	119,782	228,579	50,998
Total cash and cash equivalents	313,226	260,862	363,365	342,087	147,422

Securities available-for-sale	1,567,177	1,539,681	1,552,115	1,477,473	1,494,745
Federal Home Loan Bank stock, at cost	40,609	45,602	49,983	25,000	27,939
Total investment securities	1,607,786	1,585,283	1,602,098	1,502,473	1,522,684

Non-PCI loans and leases	11,613,832	11,239,964	10,802,053	3,828,569	3,930,539
PCI loans	290,852	351,431	398,471	332,516	382,796
Total gross loans and leases	11,904,684	11,591,395	11,200,524	4,161,085	4,313,335
Deferred fees and costs	(22,252)	(16,510)	(10,419)	(18)	(983)
Total loans and leases, net of deferred fees	11,882,432	11,574,885	11,190,105	4,161,067	4,312,352
Allowance for loan and lease losses	(84,455)	(81,899)	(82,149)	(81,180)	(82,034)
Total loans and leases, net	11,797,977	11,492,986	11,107,956	4,079,887	4,230,318

Equipment leased to others under operating leases	122,506	125,119	127,289	—	—
Premises and equipment, net	36,551	38,368	40,440	29,908	32,435
Foreclosed assets, net	43,721	40,524	53,821	50,895	55,891
FDIC loss sharing asset	18,734	22,977	28,834	34,628	45,524
Deferred tax asset, net	284,411	331,176	342,105	72,683	79,636
Goodwill	1,720,479	1,722,129	1,725,153	208,743	208,743
Core deposit and customer relationship intangibles, net	17,204	18,822	20,431	15,884	17,248
Other assets	272,205	300,099	273,374	180,665	193,462
Total assets	$16,234,800	$15,938,345	$15,684,866	$6,517,853	$6,533,363

LIABILITIES:
Noninterest-bearing deposits	$2,931,352	$2,842,488	$2,701,434	$2,391,609	$2,318,446
Interest-bearing deposits	8,823,776	8,680,949	8,966,363	2,977,799	2,962,541
Total deposits	11,755,128	11,523,437	11,667,797	5,369,408	5,280,987
Borrowings	383,402	363,672	4,596	5,748	113,726
Subordinated debentures	433,583	433,545	434,878	132,790	132,645
Accrued interest payable and other liabilities	156,262	139,445	139,663	176,205	196,912
Total liabilities	12,728,375	12,460,099	12,246,934	5,684,151	5,724,270

STOCKHOLDERS’ EQUITY (1)	3,506,425	3,478,246	3,437,932	833,702	809,093
Total liabilities and shareholders’ equity	$16,234,800	$15,938,345	$15,684,866	$6,517,853	$6,533,363

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$26,380	$20,821	$20,121	$6,825	$(3,347)

Book value per share	$34.04	$33.76	$33.37	$18.21	$17.66
Tangible book value per share	$17.17	$16.86	$16.43	$13.31	$12.73

Shares outstanding (includes unvested restricted shares)	103,022,017	103,027,830	103,033,449	45,777,580	45,822,834

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$197,472	$189,961	$192,201	$77,463	$73,352
Investment securities	12,205	12,331	11,986	10,823	10,422
Deposits in financial institutions	19	64	176	74	82
Total interest income	209,696	202,356	204,363	88,360	83,856

Interest expense:
Deposits	9,972	8,822	7,313	1,225	1,450
Borrowings	144	74	199	79	86
Subordinated debentures	4,597	4,614	4,318	1,041	1,062
Total interest expense	14,713	13,510	11,830	2,345	2,598

Net interest income	194,983	188,846	192,533	86,015	81,258
Provision (negative provision) for credit losses	2,063	5,050	5,030	(644)	(1,338)
Net interest income after provision for credit losses	192,920	183,796	187,503	86,659	82,596

Noninterest income:
Service charges on deposit accounts	2,787	2,725	2,719	3,002	3,197
Other commissions and fees	4,556	6,371	5,743	1,932	2,125
Leased equipment income	5,382	5,615	5,672	—	—
Gain (loss) on sale of loans and leases	7	973	(485)	106	683
Gain (loss) on securities	—	—	89	4,752	(272)
FDIC loss sharing expense, net	(4,360)	(7,415)	(8,525)	(11,430)	(10,593)
Other income	4,331	8,045	3,266	6,329	934
Total noninterest income	12,703	16,314	8,479	4,691	(3,926)

Noninterest expense:
Compensation	45,930	45,861	45,081	28,627	27,697
Occupancy	10,745	11,188	11,078	7,595	7,553
Data processing	4,050	3,929	4,099	2,540	2,216
Other professional services	3,181	3,687	2,843	1,523	1,770
Insurance and assessments	3,115	3,020	3,179	1,593	1,572
Intangible asset amortization	1,619	1,608	1,677	1,364	1,430
Other expenses	11,278	13,355	12,115	7,288	7,746
Total operating expense	79,918	82,648	80,072	50,530	49,984
Leased equipment depreciation	3,103	2,961	3,095	—	—
Foreclosed assets expense (income), net	1,938	4,827	497	(1,861)	(569)
Acquisition, integration, reorganization and severance costs	7,381	5,193	86,242	2,200	16,673
Total noninterest expense	92,340	95,629	169,906	50,869	66,088

Earnings from continuing operations before taxes	113,283	104,481	26,076	40,481	12,582
Income tax expense	(42,226)	(42,205)	(14,846)	(14,576)	(9,135)
Net earnings from continuing operations	71,057	62,276	11,230	25,905	3,447

Loss from discontinued operations before taxes	(105)	(8)	(1,151)	(1,413)	(578)
Income tax benefit	47	3	476	588	240
Net loss from discontinued operations	(58)	(5)	(675)	(825)	(338)

Net earnings	$70,999	$62,271	$10,555	$25,080	$3,109

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.69	$0.60	$0.11	$0.57	$0.07
Net earnings	$0.69	$0.60	$0.10	$0.55	$0.06

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(Dollars in thousands)
Performance Ratios - GAAP:
Annualized return on average assets	1.77%	1.57%	0.28%	1.56%	0.19%
Annualized return on average equity	8.05%	7.13%	1.31%	12.40%	1.51%
Yield on loans and leases	6.76%	6.68%	7.34%	7.42%	6.77%
Yield on interest-earning assets	6.30%	6.19%	6.62%	6.11%	5.58%
Cost of total deposits	0.34%	0.30%	0.26%	0.09%	0.11%
Cost of time deposits	0.60%	0.51%	0.42%	0.31%	0.40%
Cost of interest-bearing liabilities	0.63%	0.58%	0.52%	0.30%	0.32%
Cost of funding sources	0.48%	0.44%	0.41%	0.17%	0.18%
Net interest rate spread	5.67%	5.61%	6.10%	5.81%	5.26%
Net interest margin	5.86%	5.78%	6.24%	5.95%	5.41%
Annualized operating expense as a percentage of average assets	2.00%	2.09%	2.14%	3.15%	2.99%
Annualized noninterest expense as a percentage of average assets	2.31%	2.41%	4.53%	3.17%	3.95%
Efficiency ratio	44.5%	46.6%	84.5%	56.1%	85.5%

Performance Ratios - Non-GAAP:
Annualized adjusted return on average assets	1.70%	1.70%	1.67%	1.38%	1.33%
Annualized adjusted return on average equity	7.73%	7.70%	7.79%	10.98%	10.76%
Annualized return on average tangible equity	16.00%	14.36%	2.65%	17.10%	2.11%
Annualized adjusted return on average tangible equity	15.37%	15.50%	15.79%	15.13%	15.05%
Core net interest margin	5.52%	5.64%	5.74%	5.42%	5.31%
Adjusted efficiency ratio	42.3%	43.4%	43.1%	57.1%	58.1%

Average Balances:
Average loans and leases	$11,586,573	$11,285,689	$10,500,521	$4,231,319	$4,301,377
Average interest-earning assets	13,205,383	12,969,776	12,383,464	5,862,695	5,962,428
Average total assets	15,892,761	15,716,539	15,037,101	6,513,376	6,632,730
Average noninterest-bearing deposits	2,900,388	2,778,260	2,546,540	2,374,325	2,397,642
Average interest-bearing deposits	8,679,599	8,778,642	8,629,482	2,968,994	3,054,880
Average total deposits	11,579,987	11,556,902	11,176,022	5,343,319	5,452,522
Average borrowings and subordinated debentures	647,912	531,336	449,865	150,872	142,421
Average interest-bearing liabilities	9,327,511	9,309,978	9,079,347	3,119,866	3,197,301
Average funding sources	12,227,899	12,088,238	11,625,887	5,494,191	5,594,943
Average stockholders’ equity	3,500,291	3,465,119	3,233,018	820,248	818,935

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(Dollars in thousands)
Non-PCI Credit Quality:
Allowance for credit losses to loans and leases	0.66%	0.61%	0.67%	1.75%	1.73%
Allowance for credit losses to nonaccrual loans and leases	92%	78%	75%	115%	145%
Nonaccrual loans and leases to loans and leases	0.72%	0.79%	0.90%	1.52%	1.19%
Nonperforming assets to loans and leases and foreclosed assets	1.09%	1.15%	1.39%	2.81%	2.58%
Nonperforming assets to total assets	0.78%	0.81%	0.96%	1.67%	1.57%
Trailing twelve month net charge-offs to average loans and leases	0.02%	0.09%	0.05%	0.13%	0.12%

PacWest Bancorp Consolidated Capital Ratios:
Tier 1 leverage capital ratio	12.34%	12.17%	12.40%	11.73%	11.22%
Tier 1 risk-based capital ratio	13.16%	13.24%	13.15%	16.16%	15.12%
Total risk-based capital ratio	16.07%	16.24%	16.25%	17.42%	16.38%
Tangible common equity ratio (non-GAAP measure)	12.20%	12.24%	12.14%	9.68%	9.24%

Pacific Western Bank Capital Ratios:
Tier 1 leverage capital ratio	11.70%	11.74%	11.71%	10.88%	10.79%
Tier 1 risk-based capital ratio	12.46%	12.74%	12.58%	15.00%	14.54%
Total risk-based capital ratio	13.16%	13.44%	13.32%	16.25%	15.80%
Tangible common equity ratio (non-GAAP measure)	11.51%	11.60%	11.40%	10.92%	10.88%

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
	(Dollars in thousands, except per share data)
Basic Earnings Per Share:
Net earnings from continuing operations	$71,057	$62,276	$3,447	$170,468	$45,477
Less: earnings allocated to unvested restricted stock (1)	(810)	(685)	(280)	(1,959)	(1,096)
Net earnings from continuing operations allocated to common shares	70,247	61,591	3,167	168,509	44,381
Net earnings from discontinued operations allocated to common shares	(57)	(5)	(338)	(1,545)	(348)
Net earnings allocated to common shares	$70,190	$61,586	$2,829	$166,964	$44,033

Weighted-average basic shares and unvested restricted stock outstanding	103,045	103,029	46,069	87,871	42,506
Less: weighted-average unvested restricted stock outstanding	(1,132)	(1,117)	(1,743)	(1,018)	(1,683)
Weighted-average basic shares outstanding	101,913	101,912	44,326	86,853	40,823

Basic earnings per share:
Net earnings from continuing operations	$0.69	$0.60	$0.07	$1.94	$1.09
Net earnings from discontinued operations	—	—	(0.01)	(0.02)	(0.01)
Net earnings	$0.69	$0.60	$0.06	$1.92	$1.08

Diluted Earnings Per Share:
Net earnings from continuing operations allocated to common shares	$70,247	$61,591	$3,167	$168,509	$44,381
Net earnings from discontinued operations allocated to common shares	(57)	(5)	(338)	(1,545)	(348)
Net earnings allocated to common shares	$70,190	$61,586	$2,829	$166,964	$44,033

Weighted-average basic shares outstanding	101,913	101,912	44,326	86,853	40,823

Diluted earnings per share:
Net earnings from continuing operations	$0.69	$0.60	$0.07	$1.94	$1.09
Net earnings from discontinued operations	—	—	(0.01)	(0.02)	(0.01)
Net earnings	$0.69	$0.60	$0.06	$1.92	$1.08

(1) Represents cash dividends paid to holders of unvested stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

GAAP TO NON-GAAP RECONCILIATION

This press release contains certain non-GAAP financial disclosures for adjusted net earnings, adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, tangible common equity amounts and ratios, tangible book value per share, adjusted efficiency ratio, core net interest margin, and operating expense as a percentage of average assets. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance:

•                                          Adjusted net earnings - as analysts and investors view this measure as an indicator of the Company’s ability to both generate earnings and absorb credit losses, we disclose this amount in addition to net earnings.

•                                          Adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, tangible common equity amounts and ratios, and tangible book value per share - given that the use of these measures is prevalent among banking regulators, investors and analysts, we disclose them in addition to return on average assets, return on average equity, equity-to-assets ratio, and book value per share, respectively.

•                                          Adjusted efficiency ratio - we disclose this measure in addition to efficiency ratio as it shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues.

Please refer to the tables on the following pages for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

		Three Months Ended			Year Ended
Adjusted Net Earnings		December 31,	September 30,	December 31,	December 31,
and Related Ratios		2014	2014	2013	2014	2013
		(Dollars in thousands)

Reported net earnings		$70,999	$62,271	$3,109	$168,905	$45,115
Less:	Tax benefit on discontinued operations	(47)	(3)	(240)	(1,114)	(258)
Add:	Tax expense on continuing operations	42,226	42,205	9,135	113,853	30,003
Reported pre-tax earnings		113,178	104,473	12,004	281,644	74,860
Add:	Acquisition, integration, reorganization and severance costs	7,381	5,193	16,673	101,016	40,812
Less:	FDIC loss sharing expense, net	(4,360)	(7,415)	(10,593)	(31,730)	(26,172)
	Gain on sale of loans and leases	7	973	683	601	1,791
	(Loss) gain on securities	—	—	(272)	4,841	5,359
	Covered OREO (expense) income, net	(176)	(452)	594	1,172	1,833
	Gain on sale of owned office building	—	—	—	1,570	—
Adjusted pre-tax earnings before accelerated discount accretion		125,088	116,560	38,265	406,206	132,861
Less:	Accelerated discount accretion resulting from payoffs of acquired loans	11,421	4,501	1,434	38,867	4,393
Adjusted pre-tax earnings		113,667	112,059	36,831	367,339	128,468
	Tax expense (1)	(45,467)	(44,824)	(14,622)	(146,936)	(51,002)
Adjusted net earnings		$68,200	$67,235	$22,209	$220,403	$77,466

Average assets		$15,892,761	$15,716,539	$6,632,730	$13,322,388	$6,116,853

Average stockholders’ equity		$3,500,291	$3,465,119	$818,935	$2,763,726	$718,920
Less:	Average intangible assets	1,739,977	1,744,542	233,628	1,342,286	172,096
Average tangible common equity		$1,760,314	$1,720,577	$585,307	$1,421,440	$546,824

Annualized return on average assets (2)		1.77%	1.57%	0.19%	1.27%	0.74%
Annualized adjusted return on average assets (3)		1.70%	1.70%	1.33%	1.65%	1.27%
Annualized return on average equity (4)		8.05%	7.13%	1.51%	6.11%	6.28%
Annualized adjusted return on average equity (5)		7.73%	7.70%	10.76%	7.97%	10.78%
Annualized return on average tangible equity (6)		16.00%	14.36%	2.11%	11.88%	8.25%
Annualized adjusted return on average tangible equity (7)		15.37%	15.50%	15.05%	15.51%	14.17%

(1) Effective tax rates of 40.0% in 2014 periods and 39.7% in 2013 periods.

(2) Annualized net earnings divided by average assets

(3) Annualized adjusted net earnings divided by average assets

(4) Annualized net earnings divided by average stockholders’ equity

(5) Annualized adjusted net earnings divided by average stockholders’ equity

(6) Annualized net earnings divided by average tangible common equity

(7) Annualized adjusted net earnings divided by average tangible common equity

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

		Three Months Ended			Year Ended
		December 31,	September 30,	December 31,	December 31,
Adjusted Efficiency Ratio		2014	2014	2013	2014	2013
		(Dollars in thousands)

Noninterest expense		$92,340	$95,629	$66,088	$408,744	$230,687
Less:	Acquisition, integration, reorganization and severance costs	7,381	5,193	16,673	101,016	40,812
	Covered OREO expense (income), net	176	452	(594)	(1,172)	(1,833)
Adjusted noninterest expense		$84,783	$89,984	$50,009	$308,900	$191,708

Net interest income		$194,983	$188,846	$81,258	$662,377	$297,713
Noninterest income		12,703	16,314	(3,926)	42,187	4,244
Net revenues		207,686	205,160	77,332	704,564	301,957
Less:	FDIC loss sharing expense, net	(4,360)	(7,415)	(10,593)	(31,730)	(26,172)
	Gain on sale of loans and leases	7	973	683	601	1,791
	(Loss) gain on securities	—	—	(272)	4,841	5,359
	Gain on sale of owned office building	—	—	—	1,570	—
	Accelerated discount accretion resulting from payoffs of acquired loans	11,421	4,501	1,434	38,867	4,393
Adjusted net revenues		$200,618	$207,101	$86,080	$690,415	$316,586

Base efficiency ratio (1)		44.5%	46.6%	85.5%	58.0%	76.4%
Adjusted efficiency ratio (2)		42.3%	43.4%	58.1%	44.7%	60.6%

(1) Noninterest expense divided by net revenues

(2) Adjusted noninterest expense divided by adjusted net revenues

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
Tangible Common Equity Ratio	2014	2014	2014	2014	2013
	(Dollars in thousands)

PacWest Bancorp Consolidated:
Stockholders’ equity	$3,506,425	$3,478,246	$3,437,932	$833,702	$809,093
Less: Intangible assets	1,737,683	1,740,951	1,745,584	224,627	225,991
Tangible common equity	$1,768,742	$1,737,295	$1,692,348	$609,075	$583,102

Total assets	$16,234,800	$15,938,345	$15,684,866	$6,517,853	$6,533,363
Less: Intangible assets	1,737,683	1,740,951	1,745,584	224,627	225,991
Tangible assets	$14,497,117	$14,197,394	$13,939,282	$6,293,226	$6,307,372

Equity to assets ratio	21.60%	21.82%	21.92%	12.79%	12.38%
Tangible common equity ratio (1)	12.20%	12.24%	12.14%	9.68%	9.24%

Book value per share	$34.04	$33.76	$33.37	$18.21	$17.66
Tangible book value per share (2)	$17.17	$16.86	$16.43	$13.31	$12.73
Shares outstanding	103,022,017	103,027,830	103,033,449	45,777,580	45,822,834

Pacific Western Bank:
Stockholders’ equity	$3,379,074	$3,357,138	$3,298,908	$910,644	$911,200
Less: Intangible assets	1,737,682	1,740,951	1,745,584	224,627	225,991
Tangible common equity	$1,641,392	$1,616,187	$1,553,324	$686,017	$685,209

Total assets	$15,995,914	$15,675,486	$15,376,440	$6,507,288	$6,523,742
Less: Intangible assets	1,737,682	1,740,951	1,745,584	224,627	225,991
Tangible assets	$14,258,232	$13,934,535	$13,630,856	$6,282,661	$6,297,751

Equity to assets ratio	21.12%	21.42%	21.45%	13.99%	13.97%
Tangible common equity ratio	11.51%	11.60%	11.40%	10.92%	10.88%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding